EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On June 28, 2021, 2U, Inc. (“2U” or the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with edX Inc., a Massachusetts nonprofit corporation (“edX”) and Circuit Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of edX (“edX Sub”), pursuant to which the Company agreed to acquire edX Sub (the “Acquisition”).

On November 16, 2021, the Company completed the Acquisition. Pursuant to the Purchase Agreement, edX contributed substantially all of its assets and related liabilities to edX Sub effective immediately prior to the closing, and the Company purchased from edX 100% of the outstanding membership interests of edX Sub (the “Membership Interests”). The preliminary purchase price for the Membership Interests was $773.0 million, subject to customary adjustments based on, among other things, the finalization of working capital as of the closing date.

The Acquisition has been accounted for under the acquisition method of accounting with 2U being treated as the acquirer. Under the acquisition method of accounting, the acquisition date fair value will be allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair value, with any excess of the consideration allocated to goodwill. The allocation of the fair value of consideration transferred reflected herein is based on estimates of the fair value of the tangible and intangible assets and liabilities of edX Sub as described in the accompanying notes to the unaudited pro forma condensed combined financial information. As of the date of this filing, the valuations and other work necessary to determine the fair value of the assets acquired and liabilities assumed and the related allocation are preliminary. The final allocation will be based, in part, on the finalization of third-party appraisals and the finalization of edX Sub’s working capital as of the closing date, and may be materially different from that reflected in the allocation used herein.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the Acquisition and the financing transactions related thereto, which includes the incurrence of $575 million of indebtedness under new term loan facilities, as discussed further in Note 1.

The Company’s and edX’s historical financials were used as a basis for the unaudited pro forma condensed combined financial information disclosed herein. Substantially all of edX assets and related liabilities were acquired by edX Sub. Assets not acquired and liabilities not assumed, and related revenue and expenses of edX not acquired have been removed from the edX historical financial information through transaction accounting adjustments as described in Note 4(a) and Note 5(j).

The fiscal year end of the Company is December 31 and the fiscal year end of edX is June 30. In accordance with applicable SEC rules, if the fiscal year end of an acquired entity differs from the acquirer’s fiscal year end by more than one fiscal quarter, the acquired entity’s statement of operations must be brought up within one fiscal quarter of the acquirer’s fiscal year end. As described below, financial information for edX for the year ended December 31, 2020, and the nine months ended September 30, 2021, have been derived for purposes of the preparation of the unaudited pro forma condensed combined statement of operations.

Unaudited pro forma condensed combined balance sheet

The unaudited pro forma condensed combined balance sheet is based on the unaudited balance sheet of 2U and the unaudited statement of financial position of edX, each as of September 30, 2021, and gives effect to the Acquisition as if it had occurred on September 30, 2021.

Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 gives effect to the Acquisition as if it occurred on January 1, 2020 and is based on:

•	the Company’s Consolidated Statement of Operations for the nine months ended September 30, 2021, as reported in its Quarterly Report on Form 10-Q;

•

edX’s statement of revenue, expenses and other changes in net assets without donor restrictions (“edX Historical Statement of Operations”) as presented in its audited financial statements for the year ended June 30, 2021, adjusted as follows:

•	addition of unaudited edX Historical Statement of Operations for the three months ended September 30, 2021;

•	subtraction of unaudited edX Historical Statement of Operations for the six months ended December 31, 2020.

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 gives effect to the Acquisition as if it occurred on January 1, 2020 and is based on:

•

the Company’s Consolidated Statement of Operations reported in the audited financial statements and related footnotes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020;

•	edX Historical Statement of Operations as presented in the edX audited financial statements for the year ended June 30, 2020 adjusted as follows:

•	addition of unaudited edX Historical Statement of Operations for the six months ended December 31, 2020;

•	subtraction of unaudited edX Historical Statement of Operations for the six months ended December 31, 2019.

The unaudited pro forma condensed combined financial information should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed combined financial information, (ii) the unaudited financial statements and related footnotes included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, (iii) the audited financial statements and related footnotes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, (iv) edX’s unaudited financial statements for the three months ended September 30, 2021, and notes thereto, which are included as an exhibit to this Amendment No. 1 to Current Report on Form 8 K/A, and (v) edX’s audited financial statements for the year ended June 30, 2021, and notes thereto, which are included as an exhibit to this Amendment No. 1 to Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information is presented for illustrative and informative purposes only and is not intended to represent or be indicative of what the Company’s results of operations and financial position would have been had the Acquisition actually occurred on the dates indicated, and it is neither representative of nor projects the Company’s results of operations for any future period or its financial condition at any future date and does not give effect to the potential impact of benefits from cost savings or synergies that may result from the Acquisition or to any future integration costs. The assumptions herein have been made solely for purposes of developing these unaudited pro forma condensed combined financial statements.

2U, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	As of September 30, 2021
	2U	edX	Transaction Accounting Adjustments (Note 4)		Other Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$934,348	$14,958	$(773,439)	(a) (b)	$96,684	(i)	$272,551
Restricted cash	16,976	—	—		—		16,976
Accounts receivable, net	95,390	7,018	—		—		102,408
Prepaid expenses and other assets	68,388	6,373	—		—		74,761

Total current assets	1,115,102	28,349	(773,439)		96,684		466,696
Property and equipment, net	48,006	551	—		—		48,557
Right-of-use assets	77,940	2,866	617	(c)	—		81,423
Goodwill	414,004	—	412,968	(d)	—		826,972
Intangible assets, net	291,427	6,608	392,092	(e)	—		690,127
Other assets, non-current	87,003	34	—		—		87,037

Total assets	$2,033,482	$38,408	$32,238		$96,684		$2,200,812

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$155,116	$21,605	$12,012	(f)	$—		$188,733
Deferred revenue	96,984	21,440	(420)	(a)	—		118,004
Lease liability	11,243	3,527	(44)	(c)	—		14,726
Other current liabilities	37,033	24,063	—		—		61,096

Total current liabilities	300,376	70,635	11,548		—		382,559
Deferred revenue, non-current	—	475	—		—		475
Long-term debt	742,769	35,739	(35,739)	(g)	96,684	(i)	839,453
Deferred tax liabilities, net	1,295	—	—		—		1,295
Lease liability, non-current	103,024	—	—		—		103,024
Other liabilities, non-current	6,553	—	—		—		6,553

Total liabilities	1,154,017	106,849	(24,191)		96,684		1,333,359

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value	—	—	—		—		—
Common stock, $0.001 par value	75	—	—		—		75
Net assets without donor restrictions	—	(68,741)	68,741	(h)	—		—
Net assets with donor restrictions	—	300	(300)	(h)	—		—
Additional paid-in capital	1,714,647	—	—		—		1,714,647
Accumulated deficit	(823,377)	—	(12,012)	(f)	—		(835,389)
Accumulated other comprehensive loss	(11,880)	—	—		—		(11,880)

Total stockholders’ equity	879,465	(68,441)	56,429		—		867,453

Total liabilities and stockholders’ equity	$2,033,482	$38,408	$32,238		$96,684		$2,200,812

See accompanying notes to unaudited pro forma condensed combined financial information.

2U, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Nine Months Ended September 30, 2021
	2U	edX	Transaction Accounting Adjustments (Note 5)		Other Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
Revenue	$702,058	$35,177	$(1,014)	(j)	$—		$736,221
Costs and expenses
Curriculum and teaching	98,805	—	—		—		98,805
Servicing and support	101,947	6,942	—		447	(p)	109,336
Technology and content development	128,539	5,551	2,499	(k)	480	(p)	137,069
Marketing and sales	346,181	29,471	8,873	(k)	187	(p)	384,712
General and administrative	144,342	22,512	—		1,274	(p)	168,128

Total costs and expenses	819,814	64,476	11,372		2,388		898,050

Loss from operations	(117,756)	(29,299)	(12,386)		(2,388)		(161,829)
Interest income	1,188	2	—		—		1,190
Interest expense	(33,014)	(477)	477	(m)	(23,180)	(q)	(56,194)
Loss on debt extinguishment	(1,101)	—	—		—		(1,101)
Other income (expense), net	22,730	(3,097)	(68)	(j)	—		19,565

Loss before income taxes	(127,953)	(32,871)	(11,977)		(25,568)		(198,369)
Income tax benefit (expense)	448	—	(1,729)	(n) (o)	—		(1,281)

Net loss	$(127,505)	$(32,871)	$(13,706)		$(25,568)		$(199,650)

Net loss per share, basic and diluted	$(1.72)						$(2.68)

Weighted-average shares of common stock outstanding, basic and diluted	74,266,999		—		98,555	(r)	74,365,554

See accompanying notes to unaudited pro forma condensed combined financial information.

2U, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Year Ended December 31, 2020
	2U	edX	Transaction Accounting Adjustments (Note 5)		Other Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
Revenue	$774,533	$46,622	$(2,455)	(j)	$—		$818,700
Costs and expenses
Curriculum and teaching	107,968	—	—		—		107,968
Servicing and support	125,851	17,341	—		893	(p)	144,085
Technology and content development	155,949	6,905	4,030	(k)	960	(p)	167,844
Marketing and sales	390,174	40,478	11,830	(k)	373	(p)	442,855
General and administrative	173,526	9,154	12,012	(l)	1,724	(p)	196,416

Total costs and expenses	953,468	73,878	27,872		3,950		1,059,168

Loss from operations	(178,935)	(27,256)	(30,327)		(3,950)		(240,468)
Interest income	1,354	98	—		—		1,452
Interest expense	(27,317)	(209)	209	(m)	(43,469)	(q)	(70,786)
Loss on debt extinguishment	(11,671)	—	—		—		(11,671)
Other (expense) income, net	(1,429)	1,032	(616)	(j)	—		(1,013)

Loss before income taxes	(217,998)	(26,335)	(30,734)		(47,419)		(322,486)
Income tax benefit (expense)	1,514	—	(2,305)	(n) (o)	—		(791)

Net loss	$(216,484)	$(26,335)	$(33,039)		$(47,419)		$(323,277)

Net loss per share, basic and diluted	$(3.22)						$(4.81)

Weighted-average shares of common stock outstanding, basic and diluted	67,142,976		—		26,510	(r)	67,169,486

See accompanying notes to unaudited pro forma condensed combined financial information.

2U, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of Presentation

On November 16, 2021, the Company completed its acquisition of edX Sub, for a preliminary purchase price of approximately $773.0 million in cash consideration.

In connection with the Purchase Agreement, the Company entered into a Term Loan Credit and Guaranty Agreement, dated June 28, 2021 (the “Term Loan Agreement”). Pursuant to the Term Loan Agreement, the lenders thereunder agreed to make term loans to the Company on June 29, 2021 (the “Funding Date”) in the aggregate principal amount of $475 million (the “Term Loan Facilities”). The Term Loan Facilities have an initial maturity date of December 28, 2024. Commencing on the Funding Date, loans under the Term Loan Facilities bear interest at a per annum rate equal to a base rate or adjusted Eurodollar rate, as applicable, plus the applicable margin of 4.75% in the case of the base rate loans and 5.75% in the case of the Eurodollar loans. If the loans under the Term Loan Facilities are prepaid prior to the second anniversary, subject to certain customary exceptions, the Company shall pay the Applicable Premium (as defined in the Term Loan Agreement) on the amount of the loans so prepaid. The entire $475 million borrowed under the Term Loan Facilities was used to fund a portion of the Acquisition and to pay Acquisition-related costs, fees and expenses. On November 4, 2021, the Company entered into a First Amendment to Term Loan Credit and Guaranty Agreement and a Joinder Agreement (the “First Amendment to the Term Loan Agreement”), which amended the Term Loan Agreement (collectively, the “Amended Term Loan Facilities”) primarily to provide for an incremental facility to the Company in an original principal amount of $100 million. The Company is required to make quarterly principal repayments equal to 0.25% of this original principal amount beginning in December 2021.

The unaudited pro forma combined financial statements have been prepared to give effect to the Amended Term Loan Facilities and the Acquisition.

The Acquisition will be accounted for under the acquisition method of accounting in accordance with the Business Combinations Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), which requires the total purchase price to be allocated to the assets acquired and liabilities assumed based on their estimated values. The excess purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill. The assets acquired and the liabilities assumed have been measured at fair value based on preliminary estimates and assumptions as of the closing date. The final amounts recorded for the Acquisition may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. The final determination of the purchase price allocation is expected to be complete by the fourth quarter ended December 31, 2022.

The unaudited pro forma condensed combined financial statements include the following pro forma adjustments to the historical financial information of the Company:

•	Transaction Accounting Adjustments – Adjustments that reflect the application of required accounting for the Acquisition.

•

Other Transaction Accounting Adjustments – Adjustments that reflect the increase in the Company’s indebtedness from The First Amendment to the Term Loan Agreement, the changes to interest expense resulting from the Amended Term Loan Facilities, and the issuance of new equity awards.

Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally in the United States (“GAAP”) have been condensed or omitted pursuant to such rules and regulations.

2U, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

Note 2 —   Reclassification of edX’s Historical Financial Statements

Reclassification adjustments were made to edX’s unaudited historical statement of financial position as of September 30, 2021, unaudited Historical Statements of Operations and unaudited statements of changes in net assets for the nine months ended September 30, 2021 and the year ended December 31, 2020 to conform to the Company’s classification and presentation. The reclassification adjustments did not impact total assets, total liabilities, net assets or total change in net assets.

The following table summarizes the reclassifications to edX’s unaudited historical statement of financial position:

	As of September 30, 2021
	Historical edX	Reclassification	Historical edX as Presented

	(in thousands)
Deferred revenue and unearned revenue share	$45,503	$(45,503)	$—
Deferred revenue	—	21,440	21,440
Other current liabilities	—	24,063	24,063

The following table summarizes the reclassifications to edX’s unaudited Historical Statements of Operations and unaudited statements of changes in net assets for the nine months ended September 30, 2021:

	Nine Months Ended September 30, 2021
	Historical edX	Reclassification	Historical edX as Presented

	(in thousands)
Revenue	$34,163	$1,014	$35,177
Program related	47,682	(47,682)	—
Fundraising	649	(649)	—
Servicing and support	—	6,942	6,942
Technology and content development	—	5,551	5,551
Marketing and sales	—	29,471	29,471
General and administrative	16,146	6,366	22,512
Other operating income	1,116	(1,116)	—
Reclassifications from with donor restrictions	272	(272)	—
Other expenses	3,973	(3,973)	—
Interest income	—	2	2
Interest expense	—	477	477
Other income (expense), net	—	3,097	3,097
Grant contributions	300	(300)	—
Net assets released to without donor restrictions	272	(272)	—

2U, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

The following table summarizes the reclassifications to edX’s unaudited Historical Statements of Operations and unaudited statements of changes in net assets for the year ended December 31, 2020:

	Year Ended December 31, 2020
	Historical edX	Reclassification	Historical edX as Presented

	(in thousands)
Revenue	$44,167	$2,455	$46,622
Program related	61,763	(61,763)	—
Fundraising	926	(926)	—
Servicing and support	—	17,341	17,341
Technology and content development	—	6,905	6,905
Marketing and sales	—	40,478	40,478
General and administrative	11,239	(2,085)	9,154
Other operating income	3,293	(3,293)	—
Reclassifications from with donor restrictions	75	(75)	—
Other expenses	214	(214)	—
Interest income	—	98	98
Interest expense	—	209	209
Other (expense) income, net	—	1,032	1,032
Grant contributions	347	(347)	—
Net assets released to without donor restrictions	75	(75)	—

2U, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

Note 3 — Preliminary Purchase Price Allocation

The total preliminary purchase price was approximately $773.0 million in cash consideration, of which $23.0 million was distributed to an escrow account to satisfy indemnification claims and purchase price adjustments, as applicable.

The following table presents a preliminary allocation of consideration to the edX Sub assets acquired and liabilities assumed as of November 16, 2021 that serve as the basis for the transaction accounting adjustments described in the accompanying notes. The preliminary purchase price allocation was based in part on a third-party valuation and other factors described in the introduction to these unaudited pro forma condensed combined financial statements.

(in thousands)
Total consideration		$773,019

Recognized amounts of identifiable assets acquired and liabilities assumed
Current assets	$27,929
Property and equipment, net	551
Right-of-use assets	3,483
Other assets	34
Accounts payable and accrued expenses	(21,605)
Deferred revenue	(21,495)
Lease liabilities	(3,483)
Other liabilities	(24,063)

Fair value of tangible assets acquired and liabilities assumed	(38,649)
Identifiable finite-lived intangible assets at estimated fair value	133,700
Identifiable indefinite-lived intangible asset at estimated fair value	265,000

Fair value of net assets acquired, excluding goodwill		360,051

Total goodwill		$412,968

The Company acquired a trade name with an estimated fair value of $265.0 million. The trade name was determined to have an indefinite life.

The goodwill balance is primarily attributed to the assembled workforce, expanded market opportunities and operating synergies anticipated upon the integration of the operations of 2U and edX Sub. The goodwill is expected to be deductible for tax purposes.

In October 2021, the FASB issued ASU 2021-08 Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The new guidance requires companies to apply ASC Topic 606 to recognize and measure contract assets and contract liabilities with customers acquired in a business combination, which creates an exception to the general recognition principle in ASC Topic 805. In addition, the guidance clarifies that companies should apply the definition of a performance obligation in ASC Topic 606 when recognizing contract liabilities assumed in a business combination. The guidance is effective for fiscal years beginning after December 15, 2022 and interim periods within those years. Early adoption is permitted. The Company adopted the standard in the fourth quarter of 2021, effective January 1, 2021. Adoption of this standard is reflected in the preliminary purchase price allocation.

2U, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

Note 4 — Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

Transaction Accounting Adjustments:

(a)	Reflects adjustments to eliminate cash and cash equivalents of $0.4 million not acquired and deferred revenue, current of $0.4 million not assumed in the Acquisition.

(b)	Reflects 2U’s cash used to acquire edX.

(c)	Reflects adjustments to record lease-related assets and liabilities using an incremental borrowing rate as of September 30, 2021.

(d)	Reflects the preliminary estimate of goodwill, which represents the excess of purchase consideration over the estimated fair value of the net tangible and intangible assets acquired.

(e)	Reflects adjustments to record the fair value of indefinite-lived and amortizable intangible assets acquired of $265.0 million and $133.7 million, respectively.

(f)	Reflects an adjustment to record the impact of transaction costs incurred subsequent to the nine months ended September 30, 2021, in connection with the Acquisition.

(g)	Reflects the extinguishment of edX’s loans payable.

(h)	Reflects adjustments to eliminate the historical book value of edX’s net assets, as a result of the application of purchase accounting.

Other Transaction Accounting Adjustments:

(i)

Reflects the entry into the First Amendment to the Term Loan Agreement, with long-term borrowings, net of debt issuance costs. The long-term borrowings, net of debt issuance costs, associated with the $475 million Term Loan Facilities are included in the unaudited pro forma condensed combined balance sheet for the Company as of September 30, 2021.

Note 5 — Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

Transaction Accounting Adjustments:

(j)	Reflects adjustments to eliminate revenue and expenses related to assets not acquired and liabilities not assumed in the Acquisition.

(k)

Reflects an adjustment for the nine months ended September 30, 2021 and the year ended December 31, 2020, for amortization expense related to the fair values of identified intangible assets with finite lives. The fair values of acquired finite-lived intangible assets are $118.3 million for client relationships, and $15.4 million for developed technology. Amortization of the aforementioned finite-lived intangible assets has been included in the historic results starting on the acquisition date. Since the pro forma results of operations require the Acquisition to be reflected as if it occurred on January 1, 2020, a pro forma adjustment has been recorded to account for the incremental amortization. The intangible assets are amortized on a straight-line basis over the useful lives of the assets. The following table shows the preliminary amortization amount of each definite-lived intangible asset:

2U, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

Note 5 — Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments (Continued)

	Estimated Average Useful Life (Years)	Estimated Fair Value	Nine Months Ended September 30, 2021	Year Ended December 31, 2020

		(in thousands)
Amortizable intangible assets:
Developed technology	3	$15,400	$3,850	$5,133
Client relationships	10	118,300	8,873	11,830

Total		$133,700	$12,723	$16,963

Pro forma amortization adjustment (incremental)			$11,372	$15,860
Technology and content development			2,499	4,030
Marketing and sales			8,873	11,830

(l)

Represents adjustments made to the year ending December 31, 2020 to account for the $12.0 million in transaction costs that were incurred for the Acquisition but not recorded as of September 30, 2021. Transaction costs of $3.0 million and $3.5 million are included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 for the Company and edX, respectively. Transaction costs incurred during the year ended December 31, 2020 were immaterial for both the Company and edX. These costs will not affect the Company’s consolidated statement of operations beyond 12 months after the Acquisition.

(m)	Reflects adjustment to interest expense since edX’s loans payable were repaid at the closing of the Acquisition.

(n)

For the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company had a full valuation allowance recorded against the Company’s U.S. net deferred tax assets; therefore, the Company recorded no provision or benefit for income taxes.

(o)

Reflects an adjustment to increase the Company’s deferred tax liability by $1.7 million and $2.3 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, resulting from the amortization of indefinite-lived assets for tax purposes.

Other Transaction Accounting Adjustments:

(p)

Reflects an adjustment to record stock-based compensation charges of $2.4 million and $4.0 million, for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively. These compensation arrangements with certain employees and officers of edX are subject to future service requirements and will be earned over a period of 18 to 36 months. The compensation expense is expected to be recorded as follows within the respective expense lines:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
	(in thousands)
Servicing and support	$447	$893
Technology and content development	480	960
Marketing and sales	187	373
General and administrative	1,274	1,724

Total stock-based compensation expense	$2,388	$3,950

(q)

Reflects the estimated interest expense on debt incurred and amortization of debt issuance costs assuming the Amended Term Loan Facilities were obtained as of January 1, 2020. The interest rate assumed for purposes of preparing this pro forma financial information is 6.5%. A 1/8 of a percentage point increase or decrease in the benchmark rate would result in a change in interest expense of approximately $0.4 million for the nine months ended September 30, 2021 and approximately $0.7 million for the year ended December 31, 2020.

2U, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

Note 5 — Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments (Continued)

(r)

Reflects the increase in weighted average shares based upon vesting events for the new equity awards granted to certain employees and officers of edX, assuming the grants took place as of January 1, 2020.